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64
                                  Exhibit 99.2

                                Eaton Vance Corp.

                          Open Registration Statements

     Registration Statement           Filing Date      Filing Number
     ----------------------           -----------      -------------
           Form S-8                October 29, 1999      333-89921
           Form S-8                 August 13, 1999      333-85137
           Form S-8                 August 26, 1998      333-62259
           Form S-8                September 3, 1998     333-62801
           Form S-8                September 9, 1998     333-63077
           Form S-8                December 19, 1997     333-42813
           Form S-3                  June 28, 1995        33-60649
           Form S-8                  June 27, 1995        33-60617
           Form S-8                December 1, 1994       33-56701
           Form S-8                  June 8, 1994         33-54035
           Form S-8                  March 8, 1994        33-52559
           Form S-8                 April 23, 1992        33-47405
           Form S-8                 April 23, 1992        33-47403
           Form S-8                 April 23, 1992        33-47402
           Form S-8                 April 23, 1992        33-47401
           Form S-3                February 13, 1992      33-45685
           Form S-8                September 16, 1991     33-42667
           Form S-8                October 11, 1989       33-31382
           Form S-8                 April 10, 1987        33-13217